Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159911 and 333-168177) and Form S-8 (No. 333-152448) of Vanguard Natural Resources, LLC of our reports dated March 8, 2011, relating to the consolidated financial statements and the effectiveness of Vanguard Natural Resources, LLC’s internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2010.

BDO USA, LLP
Houston, Texas

March 8, 2011